Exhibit 10.1
Hartville Group, Inc.
3840 Greentree Avenue SW
Canton, Ohio 44706
July 29, 2005

Via Facsimile

Islandia, L.P.	Midsummer Investment, Ltd.
c/o John Lang, Inc.	c/o Midsummer Capital LLC
485 Madison Avenue, 23rd Floor	485 Madison Avenue, 23rd Floor
New York, NY 10022	New York, NY 10022
Attn: Richard O. Berner	Attn: Scott D. Kaufman

Satellite Strategic Finance Associates, LLC	Bristol Investment Fund, Ltd.
c/o Satellite Asset Management, L.P.	c/o Bristol Capital Advisors, LLC
623 Fifth Avenue, 20th Floor	10990 Wilshire Blvd., Suite 1410
Attn: Charles Gassenheirner	Los Angeles, CA 90024
Attn: Amy Wang, Esq.

Crescent International Ltd	Palisades Master Fund, L.P.
c/o Greenlight (Switzerland SA)	200 Mansell Court East, Ste. 550
84, ay. Louis-Casai	Roswell, GA 30076
CH 1216 COINTRIN, Geneva, Switzerland Mannion, Jr. Attn: Mel Craw/Maxi Brezzi	Attn: Paul T.
     Re: Extension of Registration Obligations and Forbearance
Dear Purchasers:
     Reference is made to that certain Securities Purchase Agreement, dated November 11, 2004, by and among Hartville Group, Inc., a Nevada corporation (“we” or the “Company”), and the purchasers signatory thereto, as amended (the “November 11 Purchasers” and the agreement, the “November 11 Purchase Agreement”) and the Securities Purchase Agreement, dated November 26, 2004, by and among the Company and the purchasers signatory thereto, as amended (the “November 26 Purchasers” and the agreement, the “November 26 Purchase Agreement”) (collectively, the November 11 Purchasers and the November 26 Purchasers shall be the “Purchasers” and the November 11 Purchase Agreement and the November 26 Purchase Agreement, the “Purchase Agreements”). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreements or the other Transaction Documents (as defined in the Purchase Agreements) shall have the meanings given such terms in the Purchase Agreements or the other Transaction Documents, as applicable.
     Pursuant to the Registration Rights Agreement entered into by and among the Company and the November 11 Purchasers, dated November 11, 2004, as amended (the “November 11

Registration Rights Agreement”), and Registration Rights Agreement entered into by and among us and the November 26 Purchasers, dated November 26, 2004, as amended (the “November 26 Registration Rights Agreement”; collectively, the “Registration Rights Agreements”), each of which was entered into in connection with the Purchase Agreements, we were obligated to (i) file a Registration Statement with the Securities and Exchange Commission (the “SEC”) by the 40th calendar day following the date of the November 11 Purchase Agreement, December 21, 2004 (the “Original Filing Date”) and (ii) cause such Registration Statement to be declared effective by the SEC no later than the 120th calendar day following the date of the November 11 Purchase Agreement, March 11, 2005 (the “Original Effectiveness Date”). Pursuant to the letter dated January 14, 2005, the Purchasers agreed to extend the Original Filing Date of the Registration Statement until January 21, 2005 (the “January 2005 Letter Agreement”). Pursuant to the letter agreement dated February 17, 2005, the Purchasers agreed to extend the Original Filing Date and Original Effectiveness Date of the Registration Statement until June 30, 2005 (the “February 2005 Letter Agreement”). By executing this letter agreement, each Purchaser hereby approves, agrees to be bound by and becomes a party to the January 2005 Letter Agreement and the February 2005 Letter Agreement, with the same effect as if such Purchaser executed such agreements on the respective dates of such agreements.
     As of the date hereof, the Registration Statement, on Form SB-2, was filed by the Company with the SEC on June 2, 2005 (the “Form SB-2”), but such Registration Statement has not been declared effective.
     Each Purchaser acknowledges and agrees that (i) by filing the Form SB-2, the Company satisfied its obligations pursuant to the Transaction Documents to file the Registration Statement by the Filing Date, as such date was extended pursuant to the January 2005 Letter Agreement and the February 2005 Letter Agreement, and (ii) the Original Effectiveness Date, as modified by the January 2005 Letter Agreement and the February 2005 Letter Agreement, shall hereby be extended until September 30, 2005 (the “Revised Effectiveness Date”).
     Each Purchaser further agrees (x) that any failure to cause the Registration Statement to become effective prior to the Revised Effectiveness Date shall not constitute an Event of Default under the Debentures, (y) to forbear the demand of partial liquidated damages as set forth in Section 2(b) of the Registration Rights Agreements for the period through the Revised Effectiveness Date and (z) to release the Company from any other liabilities, damages or obligations pursuant to the Transaction Documents resulting from the extensions, agreements and forbearances contemplated by the January 2005 Letter Agreement, the February 2005 Letter Agreement and this Agreement; provided that the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as possible prior to the Revised Effectiveness Date. If the Registration Statement has not been declared effective on or before the Revised Effectiveness Date, each Purchaser, acting individually, may demand payment of the partial liquidated damages as set forth in Section 2(b) of the Registration Rights Agreements retroactively for the period commencing with the Original Filing Date and take any other actions to which the Purchasers are entitled as provided for under the Transaction Documents, including declaring an Event of Default, if applicable.
     As consideration for the extension of the registration obligations and forbearance of each

Purchaser’s rights, (a) the Conversion Price of the Debentures issued pursuant to the Purchase Agreements shall be automatically and forever reduced to be equal to $0.75 per share, subject to further adjustment therein and (b) the Exercise Price of the Warrants issued pursuant to the Purchase Agreements shall be automatically and forever reduced to be equal to $0.75 per share, subject to further adjustment therein. Such reductions shall be effective immediately and require no further action by the Purchasers.
     The Company hereby agrees that upon its receipt from each of you of the original Debenture and Warrant, it shall promptly issue and send to you an amended and restated Debenture and Warrant reflecting the revisions made herein.
     Except as specifically amended by the terms of this letter agreement, the Transaction Documents shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.
     The Company acknowledges and agrees that no consideration other than the consideration set forth herein has been or shall be offered or paid to any other person to obtain your agreement to enter into this letter agreement. The first sentence of this paragraph and the simultaneous distribution of this letter agreement to you is intended to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Company’s securities or otherwise. For clarification purposes, the Company agrees and acknowledges that each Purchaser’s agreement to the terms hereunder constitutes a separate and independent decision by such Purchaser.
     Except as otherwise specifically set forth by the terms of this letter agreement, this letter agreement shall be governed by and construed in accordance with Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.11, 5.12 and 5.18 of the Purchase Agreements as if such provisions are made a part hereof.

Sincerely,

Hartville Group, Inc.

Dennis C. Rushovich President & CEO

Agreed to and accepted by:

Islandia, L.P.

By:

Midsummer Investment, Ltd.

By:

Satellite Strategic Finance Associates, LLC

By:

Bristol Investment Fund, Ltd.

By:

Crescent International Ltd

By:

Palisades Master Fund, L.P.

By:

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